Exhibit 2.3

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 13, 2014, by and between Targa Resources Corp., a Delaware corporation (“Parent”), and the individual executing this Agreement on the signature page hereto (the “Unitholder”).

WHEREAS, the Unitholder is a unitholder of Atlas Energy, L.P., a Delaware limited partnership (the “Partnership”);

WHEREAS, the Unitholder owns, beneficially and of record, or controls certain Common Units of the Partnership (the “Common Units” and any other Common Units or Rights with respect thereto acquired (whether beneficially or of record) by the Unitholder after the date hereof and prior to the earlier of the Closing or the termination of all of the Unitholder’s obligations under this Agreement, including any Common Units or Rights acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, Parent, Trident GP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), the Partnership and Atlas Energy GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “Partnership GP”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”; capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement), pursuant to which, among other things, Merger Sub will be merged with and into the Partnership, with the Partnership surviving as a wholly owned Subsidiary of Parent, all upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, the approval of the Merger Agreement and the Merger by the holders of a majority of the Outstanding Common Units entitled to vote as of the record date (the “Approval”), is a condition to the consummation of the Merger; and

WHEREAS, as a condition to the willingness of the Parent Entities to enter into the Merger Agreement and as an inducement and in consideration therefor, the Unitholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1 Voting. From and after the date hereof until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earlier date, the “Expiration Date”), the Unitholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Partnership Unitholders at which a vote of the Unitholders on the Merger is requested, however called, or in connection with any written consent of the Partnership Unitholders, the Unitholder (in such capacity and not in any other capacity) will (i) appear, in person or by proxy or written consent, at such meeting or otherwise cause all of the Securities to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities (A) in favor of the Approval (and, in the event that the Approval is presented as more than one proposal, in favor of each proposal that is part of the Approval), (B) in favor of any proposal to adjourn or postpone such meeting of the Partnership Unitholders to a later date if there are not sufficient votes to obtain the Approval, (C) against any Alternative Proposal, and (D) against any action, proposal, transaction or agreement that would be reasonably likely to (I) result in a breach of any covenant, representation or warranty or any other obligation of the Partnership contained in the Merger Agreement or (II) prevent or materially impede, interfere with, delay, postpone or adversely affect the Merger and the transactions contemplated by the Merger Agreement or Parent, Merger Sub, Partnership or Partnership GP’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger (clauses (A) through (D), the “Required Votes”).

Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

(a) From and after the date hereof until the Expiration Date, subject to Section 1.5, the Unitholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof as the Unitholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Unitholder, to vote or cause to be voted (including by proxy or written consent, if applicable) its Securities in accordance with the Required Votes; provided that the Unitholder’s grant of the proxy contemplated by this Section 1.2 shall be effective if, and only if, such Unitholder has not delivered to Parent prior to the meeting at which any of the matters described in Section 1.1 are to be considered, a duly executed irrevocable proxy card directing that the Securities be voted in accordance with the Required Votes; provided, further, that any grant of such proxy shall only entitle Parent or its designee to vote on the matters specified by Section 1.1(ii), and Unitholder shall retain the authority to vote on all other matters.

(b) The Unitholder hereby represents that any proxies other than as set forth in this Agreement heretofore given in respect of the Securities, if any, are revocable, and hereby revokes such proxies.

(c) The Unitholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Unitholder under this

Agreement. The Unitholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except upon the occurrence of the Expiration Date, is intended to be irrevocable. The Unitholder agrees, until the Expiration Date, to vote its Securities in accordance with Section 1.1 above as instructed by Parent in writing. The parties agree that the foregoing is a voting agreement.

Section 1.3 Restrictions on Transfers. The Unitholder hereby agrees that, from the date hereof until the earlier of (x) the Expiration Date and (y) the date on which the Approval is obtained, it shall not, directly or indirectly, without the prior written consent of Parent, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (a “Transfer”), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Securities, (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b); provided however, the Unitholder shall have the right to Transfer all or any portion of his or her Securities to a Permitted Transferee if and only if such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable to Parent, (i) to accept such Securities subject to the terms and conditions of this Agreement and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute the Unitholder for all purposes of this Agreement. For purposes of this Agreement, the term “Permitted Transferee” means (A) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of the Unitholder, (B) any trust, the trustees of which include only the Unitholder or the Persons named in clause (A) and the beneficiaries of which include only the Unitholder or the Persons named in clause (A), or (C) any charitable organization.

Section 1.4 Inconsistent Agreements. The Unitholder hereby covenants and agrees that, except for this Agreement and for so long as this Agreement remains in effect, it (a) shall not enter into any voting agreement or voting trust with respect to its Securities and (b) shall not grant a proxy, consent or power of attorney with respect to its Securities.

Section 1.5 No Obligation to Exercise Rights. Nothing contained in this Article I shall require the Unitholder (or shall entitle any proxy of such Unitholder) to (i) convert, exercise or exchange any Rights, option, warrants or convertible securities in order to obtain any underlying Securities or (ii) vote, or execute any consent with respect to, any Securities underlying such Rights, options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

ARTICLE II

NO SOLICITATION

Section 2.1 Restricted Activities. Prior to the Expiration Date, the Unitholder shall not, and shall use reasonable best efforts to cause each of its Affiliates, agents, advisors and other representatives (in each case, acting in their capacity as such to the Unitholder, the “Unitholder Representatives”) not to, directly or indirectly, (a) initiate, solicit, knowingly encourage or knowingly facilitate the submission of an Alternative Proposal and (b) enter into or participate in any discussions or negotiations regarding, or furnish to any Person any non-public information regarding the Partnership or its Subsidiaries in connection with or for the purpose of encouraging or facilitating any Alternative Proposal (the activities specified in clauses (a) and (b) being hereinafter referred to as the “Restricted Activities”). For purposes of this Agreement, the Partnership shall not be considered an Affiliate of the Unitholder.

Section 2.2 Capacity. The Unitholder is signing this Agreement solely in its capacity as a Partnership Unitholder, and nothing contained herein shall in any way limit or affect any actions taken by any Unitholder Representative in his or her capacity as an officer or director of the Partnership GP, and no action taken in any such capacity as an officer or director shall be deemed to constitute a breach of this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE UNITHOLDER

Section 3.1 Representations and Warranties. The Unitholder represents and warrants to Parent as follows: (a) the Unitholder has full legal right and capacity to execute and deliver this Agreement, to perform the Unitholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by the Unitholder and the execution, delivery and performance of this Agreement by the Unitholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Unitholder and no other actions or proceedings on the part of the Unitholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of the Unitholder, enforceable against the Unitholder in accordance with its terms, (d) the execution and delivery of this Agreement by the Unitholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreements binding upon the Unitholder or the Securities owned by the Unitholder, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except for filings with the SEC by the Unitholder, (e) the Unitholder owns, beneficially and of record, or controls the Securities set forth opposite the Unitholder’s name on Exhibit A attached hereto and (f) except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various states of the United States, the Unitholder owns, beneficially and of record, or controls all of its Securities free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement) and has sole voting power with respect to the Securities and sole power of disposition with respect to all of the Securities, with no restrictions on the Unitholder’s rights of voting or disposition pertaining thereto, and no person other than the Unitholder has any right to direct or approve the voting or disposition of any of the Securities.

Section 3.2 Certain Other Agreements. The Unitholder hereby:

(a) agrees to promptly notify Parent of the number of any new Securities acquired by the Unitholder after the date hereof and prior to the Expiration Date; provided that any such Securities shall automatically be subject to the terms of this Agreement as though owned by the Unitholder on the date hereof;

(b) agrees to permit Parent to publish and disclose in the Joint Proxy Statement, other filings with the SEC and in the press release announcing the transactions contemplated by the Merger Agreement, the Unitholder’s identity and ownership of the Securities and the nature of the Unitholder’s commitments, arrangements and understandings under this Agreement; provided that Parent agrees that it shall only publish and disclose the ownership of the Unitholder on an aggregate basis with the Partnership Unitholders who have entered into a Partnership Support Agreement on the date hereof; and

(c) shall and does authorize Parent or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such shares); provided that Parent or its counsel further notifies the Partnership’s transfer agent to lift and vacate the stop transfer order with respect to the Securities on the earlier of (x) following the Expiration Date and (y) the date on which the Approval is obtained.

ARTICLE IV

TERMINATION

This Agreement shall terminate and be of no further force or effect upon the Expiration Date. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for fraud or willful breach of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Expenses. Each party shall bear their respective expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger and the other transactions contemplated by the Merger Agreement are effected.

Section 5.2 Notices. All notices and other communications hereunder will be in writing and deemed given if delivered personally or by facsimile transmission, or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):

If to Parent, to:

Targa Resources Corp.
1001 Louisiana Street, Suite 4300
Houston, Texas 77002
Attention:	General Counsel
Facsimile:	(713) 584-1100

With copies to (which does not constitute notice):

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention:	Christopher S. Collins, Esq.
Facsimile:	(713) 615-5883
Email:	ccollins@velaw.com

If to the Unitholder:

Unitholder (whose name is set forth on the signature page hereto)
Atlas Energy, L.P.
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
Facsimile:	(215) 405-3823

With a copy to (which does not constitute notice):

Atlas Energy, L.P.
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
Attention:	Lisa Washington
Facsimile:	(215) 405-3823

Section 5.3 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent and the Unitholder, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.4 Assignment. Subject to Section 1.3, no party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other party hereto.

Section 5.5 No Ownership Interest. Except as specifically provided herein, all rights, ownership and economic benefits of and relating to the Unitholder’s Securities shall remain vested in and belong to such Unitholder. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

Section 5.6 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 5.7 Entire Agreement. This Agreement (including Exhibit A) together with the Merger Agreement and the Confidentiality Agreement constitute the entire agreement and understanding of the parties hereto with respect to the matters therein and supersede all prior agreements and understandings on such matters.

Section 5.8 No Third-Party Beneficiaries. Subject to Section 5.4, the provisions of this Agreement are binding upon, inure to the benefit of the parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors.

Section 5.9 Jurisdiction; Specific Performance.

(a) Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any Delaware state or Federal court located in the State of Delaware and the defense of an inconvenient forum to the maintenance of such claim in any such court.

(b) The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that, to the fullest extent permitted by Law, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 5.9 in the Delaware Court of Chancery or any state or federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. To the fullest extent permitted by Law, each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) any party hereto has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party hereto further agrees that no other party hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9(b), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 5.10 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 5.11 Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware

Section 5.12 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;(g) all references to prices, values or monetary amounts refer to United States dollars; (h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (i) this Agreement has been jointly prepared by the parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (k) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless otherwise expressly stated herein; the Exhibit attached hereto is incorporated herein by reference and will be considered part of this Agreement; (l) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis; (m) all references to days mean calendar days unless otherwise provided; and (n) all references to time mean Houston, Texas time.

Section 5.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

Section 5.14 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT:

TARGA RESOURCES CORP.

By:
Name:
Title:

UNITHOLDER:

Name:

[Signature Page to Voting and Support Agreement]

EXHIBIT A

[—] Common Units

Exhibit A to Voting and Support Agreement